As filed with the Securities  and Exchange  Commission on November 22, 1996
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                  VIATEL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                    13-3787366
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                800 Third Avenue
                            New York, New York 10022
          (Address of Principal Executive Offices, Including Zip Code)

                          AMENDED STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            Sheldon M. Goldman, Esq.
                              U.S. General Counsel
                                  VIATEL, INC.
                                800 Third Avenue
                            New York, New York 10022
                                 (212) 935-6800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

                                    COPY TO:

                              JOHN T. CAPETTA, ESQ.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                               Stamford, CT 06901

                                ---------------

                         CALCULATION OF REGISTRATION FEE




   Title of Securities        Amount to be        Proposed Maximum       Proposed Maximum           Amount of
    to be Registered           Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                      Share(1)               Price(1)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

Common Stock,
par value $.01 per share        66,666 shares          $10.00               $666,660.00              $202.00


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Viatel, Inc.'s Common
          Stock on November 19, 1996, as reported by Nasdaq National Market.

================================================================================

The combined reoffer prospectus contained herein relates to this Registration Statement and to Registration Statement No. 333-15155.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register shares of common stock, $.01 par value per share (the "Common Stock"), of Viatel, Inc. (the "Company" or "Registrant") issued pursuant to the Registrant's Amended Stock Incentive Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 31, 1996 (Registration No. 333-15155) are incorporated herein by reference. Under cover of this Form S-8 is a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-8. The Form S-8 Reoffer Prospectus may be utilized for reofferings of Common Stock acquired by certain employees of the Company through participation in the Plan.

REOFFER PROSPECTUS



                                  VIATEL, INC.

                                  66,666 SHARES
                                  COMMON STOCK


     This Prospectus relates to the offer and sale of 66,666 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Viatel, Inc. (the "Company" or "Registrant"), issued to certain stockholders of the Company (the "Selling Stockholders") pursuant to grants made under the Company's Amended Stock Incentive Plan (the "Plan"). Such Shares may be offered and sold, from time to time, on the over-the-counter market or such other national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will not receive any proceeds from the sale of the Shares. SEE "Plan of Distribution."

     The Common Stock is listed on the Nasdaq National Market under the symbol "VYTL." On November 21, 1996, the closing price of the Common Stock was $9 7/8 per share.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     No person has been authorized to give any information or make any representation other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to such date.


                                ---------------

                   The date of this Prospectus is November 22, 1996.

                                TABLE OF CONTENTS


Available Information ......................................................  3
The Company ................................................................  3
Selling Stockholders .......................................................  4
Plan of Distribution .......................................................  4
Incorporation of Certain Documents by Reference ............................  5
Other Matters ..............................................................  5

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement or incorporated herein by reference is qualified by reference to such document.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, in Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

     The Common Stock of the Company is listed on the Nasdaq National Market under the symbol "VYTL". Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information).
Requests for such copies should be directed to Viatel, Inc., U.S. General Counsel, 800 Third Avenue, New York, New York 10022 Attn: Sheldon M. Goldman, telephone number (212) 935-6800.


                                   THE COMPANY

     The Company is a corporation formed under the laws of the State of Delaware with its principal executive office located at 800 Third Avenue, New York, New York 10022. The telephone number of such office is (212) 935-6800.

                              SELLING STOCKHOLDERS


     Employees, officers, directors, independent contractors and consultants of the Company or any Affiliate (as defined in the Plan) selected by the Committee (as defined in the Plan) are eligible to participate in the Plan. As such, the Selling Stockholders consist of such participants listed below who may offer up to an aggregate of 66,666 shares of Common Stock which have been acquired by them pursuant to grants made under the Plan. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Shares covered by this Prospectus.

     The following is a list, as of October 31, 1996, of the Selling Stockholders and the number of shares held by each such Selling Stockholder:



                                                                 Number of                                 Percentage
                                                                Shares Owned          Number of             of Class
                                Position with                     Prior to              Shares             Owned After
Name                            the Company                     the Offering         Offered Hereby      the Offering(1)
----                            -------------                   ------------         --------------      ------------

Michael J. Mahoney ......       President, Chief Operating       131,620(2)              33,333                  *
                                Officer and Director
Alan L. Levy ............       Former Executive Vice            102,151(3)              33,333                  *
                                President, Legal and
                                Finance

-------------------
*Less than 1%

(1)      Assuming all shares  offered hereby are sold and based on 22,374,647  shares issued and  outstanding at October
         31, 1996.

(2)      Includes  vested and  exercisable  options to purchase 98,287 shares of Common Stock which options were granted pursuant to the Plan.

(3)      Includes  vested and  exercisable  options to purchase 48,817 shares of Common Stock which options were granted pursuant to the Plan.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders may, from time to time, offer all or part of the Shares on the over-the-counter market or such other national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such Shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with any such sales.

     The  Company  and  the  Selling   Stockholders  may  enter  into  customary
agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Prospectus:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission on April 1, 1996, and as amended by Form 10-K/A-1 filed with the Commission on October 15, 1996;

     (b) The Registrant's Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 15, 1996; Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 14, 1996, and as amended by Form 10-Q/A-1 filed with the Commission on September 24, 1996; and Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 14, 1996; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21261) filed with the Commission on August 27, 1996 under Section 12 of the Exchange Act, and as amended by Form 8-A/A filed with the Commission on October 15, 1996.

     All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the termination of the offering shall also be deemed to be incorporated by reference into the Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


                                  OTHER MATTERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $10 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change in control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission on April 1, 1996, and as amended by Form 10-K/A-1 filed with the Commission on October 15, 1996;

         (b) The Registrant's Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 15, 1996; Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 14, 1996, and as amended by Form 10-Q/A-1 filed with the Commission on September 24, 1996; and Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 14, 1996; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21261) filed with the Commission on August 27, 1996 under Section 12 of the Exchange Act, and as amended by Form 8-A/A filed with the Commission on October 15, 1996.

         All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $10 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change in control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NO.                               DESCRIPTION
---                               -----------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i)(b) of the Registrant's Registration Statement on Form S-1, File No. 333-09699, filed on August 7,
     1996).

4.2  Amended Stock Incentive Plan  (incorporated  herein by reference to Exhibit
     10.33 of the Registrant's Registration Statement on Form S-1, File No. 333-09699, filed on August 7, 1996).

5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered (incorporated herein by reference to Exhibit 5 of the Registrant's Registration Statement on Form S-8, File No. 333-15155, filed on October 31, 1996).

*23.1 Consent of Kelley Drye & Warren LLP.

*23.2 Consent of KPMG Peat Marwick LLP.

*24   Powers of Attorney (See Signature Page).

---------------------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of November, 1996.

                                       VIATEL, INC.


                                       By:      /s/ Martin Varsavsky
                                            ------------------------------------

                                       Name:    Martin Varsavsky
                                       Title:   Chairman of the Board and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Michael J. Mahoney, Allan L. Shaw and Sheldon M. Goldman and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

SIGNATURE                           TITLE                          DATE


/s/ Martin Varsavsky
-----------------------
Martin Varsavsky          Chairman of the Board, Chief        November 22, 1996
                          Executive Officer and Director
                          (Principal Executive Officer)

/s/ Michael J. Mahoney
-----------------------
Michael J. Mahoney        President, Chief Operating          November 22, 1996
                          Officer and Director

/s/ Allan L. Shaw
-----------------------
Allan L. Shaw             Vice President, Finance; Chief      November 22, 1996
                          Financial Officer (Principal
                          Financial and Accounting
                          Officer); Treasurer and Director


/s/ Antonio Carro
-----------------------
Antonio Carro             Director                            November 22, 1996



-----------------------
Paul G. Pizzani           Director                            November 22, 1996



-----------------------
W. James Peet             Director                            November 22, 1996

                                  EXHIBIT INDEX


EXHIBIT NO.                                    DESCRIPTION
-----------                                    -----------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i)(b) of the Registrant's Registration Statement on Form S-1, File No. 33-09699, filed on August 7, 1996).

 4.2           Amended Stock Incentive Plan (incorporated herein by reference to
               Exhibit 10.33 of the Registrant's Registration Statement on Form S-1, File No. 333-09699, filed on August 7, 1996).

 5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered (incorporated herein by reference to Exhibit 5 of the Registrant's Registration Statement on Form S-8, File No. 333-15155, filed on October 31, 1996).

 *23.1         Consent of Kelley Drye & Warren LLP.

 *23.2         Consent of KPMG Peat Marwick LLP.

 *24           Powers of Attorney (See Signature Page).

--------------------------
*Filed herewith